Exhibit 24.1

F.N.B. CORPORATION

Power of Attorney

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors and/or officers of F.N.B. Corporation, a corporation organized under the laws of the State of Florida (the “Corporation”), hereby constitutes and appoints Vincent J. Delie, Jr., Vincent J. Calabrese, Jr. and James G. Orie, and each of them (with full power to each of them to act alone), his or her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and to affix his or her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) a registration statement on Form S-3 for the registration of an indeterminate amount of securities of the Corporation and any and all amendments (including post-effective amendments) to such registration statement (and any registration statement pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his or her hand as of the date specified.

Signature	Title	Date

/s/ William B. Campbell William B. Campbell	Director	April 17, 2015

/s/ James D. Chiafullo James D. Chiafullo	Director	April 17, 2015

/s/ Vincent J. Delie, Jr. Vincent J. Delie, Jr.	President and Chief Executive Officer and a Director (principal executive officer)	April 17, 2015

/s/ Laura E. Ellsworth Laura E. Ellsworth	Director	April 17, 2015

/s/ Stephen J. Gurgovits Stephen J. Gurgovits	Chairman of the Board and a Director	April 17, 2015

/s/ Robert A. Hormell Robert A. Hormell	Director	April 17, 2015

/s/ David J. Malone David J. Malone	Director	April 17, 2015

/s/ D. Stephen Martz D. Stephen Martz	Director	April 17, 2015

/s/ Robert J. McCarthy, Jr. Robert J. McCarthy, Jr.	Director	April 17, 2015

/s/ David L. Motley David L. Motley	Director	April 17, 2015

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Signature	Title	Date

/s/ Heidi A. Nicholas Heidi A. Nicholas	Director	April 17, 2015

/s/ Arthur J. Rooney, II Arthur J. Rooney, II	Director	April 17, 2015

/s/ John S. Stanik John S. Stanik	Director	April 17, 2015

/s/ William J. Strimbu William J. Strimbu	Director	April 17, 2015

/s/ Earl K. Wahl, Jr. Earl K. Wahl, Jr.	Director	April 17, 2015

/s/ Vincent J. Calabrese, Jr. Vincent J. Calabrese, Jr.	Chief Financial Officer (principal financial officer)	April 17, 2015

/s/ Timothy G. Rubritz Timothy G. Rubritz	Corporate Controller and Senior Vice President (principal accounting officer)	April 17, 2015